                                                                    Exhibit 99.2

                            JOINT FILER INFORMATION

        Item                                    Information

Name:                                     Wells Fargo Bank, N.A.
Address:                                  101 North Phillips Avenue
                                          Sioux Falls, South Dakota 57104

Date of Event Requiring                   March 30, 2021
Statement (Month/Day/Year):

Issuer Name and Ticker or                 BlackRock MuniYield Quality Fund,
Trading Symbol:                           Inc. (MQY)

Relationship of Reporting                 10% Owner
Person(s) to Issuer:

If Amendment, Date Original               Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:         Form filed by More than One Reporting
                                          Person

Signature:                                WELLS FARGO BANK, N.A.

                                            By: /s/ Alejandro Piekarewicz
                                                -------------------------------
                                            Name: Alejandro Piekarewicz
                                            Title: Director
                                            Date:  April 7, 2021